Exhibit 10.4

AMERICAN ELECTRIC TECHNOLOGIES, INC.

NON-EMPLOYEE DIRECTORS’

DEFERRED COMPENSATION PLAN

I. INTRODUCTION

The American Electric Technologies, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Plan”) has been established to permit each director of American Electric Technologies, Inc. (the “Company”) who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) to defer receipt of certain director compensation payable by the Company and provide a convenient way to purchase shares from the Company at fair market value. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to encourage the long-term mutuality of interest between directors and stockholders of the Company.

II. ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”). The Committee shall have complete discretion and authority with respect to the Plan and its application, except as expressly limited by the Plan. The Plan shall be administered such that shares issued under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act, as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

III. MAXIMUM NUMBER OF SHARES

The aggregate number of shares of Company common stock which may be issued under the Plan shall not exceed 120,000 shares, subject to adjustment as provided in Section VII herein.

IV. DEFERRAL OF RETAINER FEES

A Non-Employee Director may elect in advance to defer the receipt of 50% or 100% of the retainer fees payable for service as a Director of the Company, the retainer fees, if any, payable to a Non-Employee Director for service as a member or chair of a committee of the Board of Directors; and any fees payable to a Non-Employee Director for attendance at meetings of the Board of Directors and any of its committees. (the “Eligible Payments”). To make an election to defer any Eligible Payments, the Non-Employee Director must execute and deliver to the Corporate Secretary an election form specifying the percentage of Eligible Payments he or she wishes to defer which form shall designate in writing the portion of such Eligible Payments, stated as a whole percentage, to be credited to the Cash Account, the portion to be credited to the Stock Unit Account and the portion to be credited to the Stock Purchase Account. If an Eligible Director fails to notify the Corporate Secretary as to how to allocate any Eligible Payments among the Accounts, 100% of such Eligible Payments shall be credited to the Cash Account. By written notice to the Corporate Secretary of the Company, a Non-employee Director may change the manner in which the Eligible Payments with respect to services rendered after the end of such calendar year are allocated among the Accounts, provided that any such election shall not be effective if the change would cause liability under Section 16(b) of the Exchange Act. Except with respect to a newly elected or appointed Non-Employee Director or in connection with the establishment of this Plan, any election under this paragraph shall apply only to Eligible Payments that are payable with respect to services to be performed beginning on or after the start of the next calendar year after such receipt and acceptance. A Non-Employee Director who is serving as a director on the Effective Date may, within 30 days of the Effective Date, file a deferral election which shall apply to Eligible Payments that are earned with respect to services performed subsequent to the election. A newly elected or appointed Non-Employee Director, may, within 30 days of becoming a Non-Employee Director, file a deferral election which shall apply only to Eligible Payments that are earned with respect to services to be performed subsequent to the election. An election shall remain in effect from year to year, until a new election becomes effective with respect to Eligible Payments payable in the next calendar year. A Non-Employee Director may revoke his or her deferral election with respect to Eligible Payments that are payable in the calendar year beginning after receipt by the Company of his written revocation.

A. Stock Unit Account. As of the date such Eligible Payments would have been paid to the Non-Employee Director, a Non-Employee Director’s Stock Unit Account shall be credited with a number of whole and fractional stock units determined by dividing his deferred Eligible Payments allocated to the Stock Unit Account by the fair market value of a share of common stock, par value $0.001 per share, of the Company (“Stock”). For purposes of this Plan, “fair market value” of a share of Stock on any given date shall mean the last reported sale price at which Stock is traded on such date, or if no Stock is traded on such date, the most recent date on which Stock was traded on the NASDAQ Stock Market, or if applicable, any other national stock exchange on which Stock is traded. Whenever dividends (other than dividends payable only in shares of Stock) are paid with respect to Stock, each Stock Unit Account shall be credited with a number of whole and fractional stock units determined by multiplying the dividend value per share by the stock unit balance of the Account on the record date and dividing the result by the fair market value of a share of Stock on the dividend payment date.

B. Cash Account. As of the date such Eligible Payments would have been paid to the Non-Employee Director, a Non-Employee Director’s Cash Account shall be credited with his deferred Eligible Payments allocated to the Cash Account. Any amounts credited to the Cash Account shall be credited with interest at the prime rate as published by the Wall Street Journal from time to time.

C. Stock Purchase Account. As of the date such Eligible Payments would have been paid to the Non-Employee Director, a Non-Employee Director’s Stock Purchase Account shall credited with a number of whole and fractional shares of Stock determined by dividing his deferred Eligible Payments allocated to the Stock Purchase Account by the fair market value of a share of Stock. Subject to approval of the issuance of the Stock by the stockholders as provided in Section VII.F such shares shall be issued and made available to the Non-Employee Director as soon as practicable after each purchase date. Such shares may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date the Non-Employee Director ceases to be a member of the Board of Directors of the Company and will contain a legend to such effect.

D. Designation of Beneficiary. A Non-Employee Director may designate one or more beneficiaries to receive payments from his Accounts in the event of his death. A designation of beneficiary shall apply to a specified percentage of a Non-Employee Director’s entire interest in his Accounts. Such designation, or any change therein, must be in writing and shall be effective upon receipt by the Secretary of the Company. If there is no effective designation of beneficiary, or if no beneficiary survives the Non-Employee Director, the estate of the Non-Employee Director shall be deemed to be the beneficiary.

E. Distributions.

(1) Stock Unit Account. All stock units credited to a Non-Employee Director’s Stock Unit Account shall be paid in shares of Stock to the Non-Employee Director, or his designated beneficiary (or beneficiaries) or estate, in a lump sum; provided, however, that fractional shares shall be paid in cash. Such payment shall be made six months after the Non-Employee Director ceases to be a member of the Board of Directors of the Company.

(2) Cash Account. The aggregate amount, if any, credited to a Non-Employee Director’s Cash Account shall be distributed in cash to the Non-Employee Director, or his designated beneficiary (or beneficiaries) or estate, in a lump sum. Such payment shall be made on the first business day of the calendar month after the Non-Employee Director ceases to be a member of the Board of Directors of the Company.

(3) Stock Purchase Account. All Company common stock purchased by the Non-Employee Director pursuant to the stock purchase election shall, to the extent not previously issued and delivered or made available to the Non-Employee Director or his designated beneficiary (or beneficiaries) or estate, be issued and made available to the Non-Employee Director or his designated beneficiary (or beneficiaries) or estate as soon as practicable after the Non-Employee Director ceases to be a member of the Board of Directors of the Company. All restrictions on sale and transfer of the shares, other than restrictions arising out of the securities laws of the United States or any state, shall expire as of the date the Non-Employee Director ceases to be a member of the Board of Directors of the Company.

V. ADJUSTMENTS

In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the outstanding shares of Company Common Stock, an appropriate adjustment shall be made by the Committee, in the aggregate number of shares of Common Stock available under the Plan and in the number of stock units credited to Non-Employee Directors’ Accounts. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company, the then outstanding stock units shall upon distribution thereafter entitle the Non-Employee Director, or his designated beneficiary (or beneficiaries) or estate to receive such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Committee, shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity.

VI. AMENDMENT OR TERMINATION OF PLAN

The Plan shall terminate on the tenth anniversary of the Effective Date. Notwithstanding anything herein to the contrary, the Board may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part; provided, however, that no such termination, modification, suspension or amendment shall be effective without shareholder approval if such approval is required to comply with any applicable law or stock exchange rule; and provided further, that the Board may not, without shareholder approval, increase the maximum number of shares issuable under the Plan except as provided in Section V above, and further provided that no such action shall adversely affect a Non-Employee Director’s right to receive compensation earned before the date of such action or his rights under the Plan with respect to amounts credited to his Accounts before the date of such action. In no event shall the distribution of Accounts to Non-Employee Directors be accelerated by virtue of any amendment or termination of the Plan, except to the extent permitted by Section 409A of the Internal Revenue Code of 1986.

VII. MISCELLANEOUS PROVISIONS

A. Compliance. The Company shall not be obligated to deliver any Stock under the Plan until the shares have been listed on each securities exchange on which the Stock may then be listed and until there has been qualification under or compliance with such state and federal laws, rules and regulations as the Company may deem applicable.

B. Notices. Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Non-Employee Director at the last address shown for the Non-Employee Director on the records of the Company.

C. Nontransferability of Rights. During a Non-Employee Director’s lifetime, any distribution under the Plan shall be made only to him. No sum or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt by a Non-Employee Director or any beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Non-Employee Director or beneficiary entitled thereto.

D. Company’s Obligations to Be Unfunded and Unsecured. The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. Accounts under the Plan represent a contractual obligation of the Company to deliver Stock or pay cash to the Non-Employee Directors or their beneficiaries or estates as provided herein. The Company has not segregated or earmarked any Stock or any of the Company's assets for the benefit of the Non-Employee Directors or their beneficiaries or estates, and the Plan does not, and shall not be construed to require the Company to do so. The Non-Employee Directors and their beneficiaries or estates shall have only an unsecured, contractual right against the Company with respect to any benefits hereunder, and such right shall not be deemed superior to the right of any other creditor.

E. Governing Law. The terms of the Plan shall be governed, construed, administered and regulated in accordance with the laws of the State of Florida. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

F. Effective Date of Plan. The Plan shall become effective as of August 22, 2007 (the “Effective Date”) and is subject to the approval of the issuance of the Stock pursuant to the Plan by the stockholders of the Company by no later than the next Annual Meeting to occur after the Effective Date. If such stockholder approval is not obtained by the date of such Annual Meeting, all Stock Unit Accounts and Stock Purchase Accounts shall be void ab initio and of no further force and effect and the Eligible Payments allocated to such accounts shall be allocated to the Cash Accounts of the Non-Employee Directors.